                                           AMERICAN SKANDIA ADVISOR FUNDS, INC.
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                                                      CODE OF ETHICS
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         WHEREAS,  AMERICAN  SKANDIA  ADVISOR  FUNDS,  INC. (the  "Company") is a registered  investment  company under the
Investment Company Act of 1940, as amended (the "ICA"); and

         WHEREAS,  Rule 17j-i under the ICA  requires the Company,  the  investment  advisor,  and the  distributor  of the
Company to adopt a Code of Ethics.

         NOW, THEREFORE, the Company hereby adopts the following Code of Ethics, as amended, this 1st day of June, 2000.

                                                        DEFINITIONS
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         For the purposes of this Code of Ethics the following terms shall have the meanings set forth below:

         (a)      "Access Person" means any director,  officer, or advisory person of the Company; provided,  however, that
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any persons who are access persons of the investment  adviser or  distributor  for the Company,  and who reports his or her securities  transactions to such  investment  adviser or distributor in accordance with Rule 17j-i of the ICA, shall not be deemed an access  person of the Company  required to report  pursuant to this Code of Ethics.  The President of the Company will  maintain a list of all access  persons  (and of all persons who would be access  persons  but for the  exception  set forth above regarding  access persons of other  companies),  and will notify each access person in writing that such person is an  access  person.  Once a person  has been so  identified  he or she  shall  continue  to be an  access  person  until otherwise notified in writing by the President  provided,  however, if such person is an access person solely because he or
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she is a director of the  Company,  such person shall cease to be an access  person at the time such person  ceases to be a director.  Each access person shall receive a copy of this Code.

         (b)      "Advisory Person" means
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                  (i)      any  employee of the  Company,  its  investment  advisor or  distributor  (or of any entity in a control  relationship  with the  Company,  its  investment  advisor  or  distributor,  as defined in (e)  hereof)  who,  in connection  with his or her  regular  functions  or duties,  makes,  participates  in, or obtains  information  (other than publicly available  information)  regarding the purchase or sale of a security by the Company, or whose functions relate to the making of any recommendation with respect to such purchases or sales; and

                  (ii)     any  natural  person  who  controls  the  Company  or its  investment  adviser  and who  obtains information (other than publicly available information)  concerning  recommendations made to the Company with regard to the purchase or sale of securities.

         (c)      "Affiliated Persons" or "Affiliates" means
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                  (i)      any employee or access person of the Company,  and any member of the immediate  family  (defined as spouse, child, mother, father,  brother,  sister, in-law or any other relative) of any such person who lives in the same household as such person or who is financially dependent upon such person;

                  (ii)     any account for which any of the persons described in (c)(i) hereof is a custodian,  director or otherwise  acting in a fiduciary  capacity,  or with  respect to which any such  person  either has the  authority  to make investment decisions or from time to time gives investment advice; and

                  (iii)    any partnership,  corporation, joint venture, trust or other entity in which any employee of the
Company or access person of the Company  directly or indirectly,  in the aggregate,  has a 10% or more beneficial  interest or for which any such person is a general partner or an executive officer.

         (d)      "Beneficial  ownership  of a security" by any person  includes  securities  held by: (a) a spouse,  minor
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children or relatives who share the same home with such person;  (b) an estate for such person's  benefit;  (c) a trust, of which (i) such person is a director or such person or members of such person's  immediate  family have a vested interest in the income or corpus of the trust,  or (ii) such  person  owns a vested  beneficial  interest,  or (iii) such person is the settlor and such person has the power to revoke the trust without the consent of all the  beneficiaries;  (d) a partnership in which such person is a partner;  (e) a corporation  (other than with respect to treasury  shares of the  corporation) of which  such  person is an  officer,  Director  or 10%  stockholder;  (f) any  other  person  if,  by  reason  of  contract, understanding,  relationship,  agreement  or other  arrangement,  such  person  obtains  therefrom  benefits  substantially equivalent to those of ownership;  or (g) such person's spouse or minor children or any other person,  if, even though such person does not obtain  therefrom  the  above-mentioned  benefits  of  ownership,  such person can vest or revest  title in himself at once or at some  future  time.  A  beneficial  owner of a security  also  includes  any person who  directly  or indirectly,  through any  contract,  arrangement,  understanding,  relationship  or  otherwise,  has or shares voting power and/or  investment  power with respect to such security.  Voting power includes the power to vote, or includes the power to dispose, or to direct the disposition of such security.

         (e)      "Control"  means the power to  exercise a  controlling  influence  over the  management  or policies of a
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corporation.  Any person who owns beneficially,  either directly or through one or more controlled corporations,  more than
25% of the voting securities of a corporation shall be presumed to control such corporation.

         (f)      "Covered  Security" means any note, stock,  treasury stock,  bond,  debenture,  evidence of indebtedness,
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certificate of interest or participation in any  profit-sharing  agreement,  collateral-trust  certificate,  reorganization certificate or subscription,  transferable share,  investment contract,  voting-trust  certificate,  certificate of deposit for a security,  fractional  undivided interest in oil, gas, or other mineral rights, any put, call,  straddle,  option, or privilege on any security  (including  a  certificate  of deposit) or on any group or index of  securities  (including  any interest  therein or based on the value  thereof),  or any put,  call,  straddle,  option,  or privilege  entered into on a national securities exchange relating to foreign currency,  or, in general,  any interest or instrument commonly known as a
"security,"  or any  certificate  of interest or  participation  in,  temporary or interim  certificate  for,  receipt for, guarantee  of, or warrant or right to subscribe to or purchase,  any of the  foregoing,  provided,  however,  that "covered
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security"  shall not mean  securities  issued or guaranteed by the Government of the United States,  bankers'  acceptances,
bank  certificates  of  deposit,   commercial  paper,  high  quality  short-term  debt  instruments  (including  repurchase agreements), and shares of registered open-end investment companies.

          (g)      "Investment  Personnel" means an employee of the Company (or of any entity in a control
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relationship  with the  Company as defined  in (e)  hereof)  who in  connection  with his or her  regular functions and duties, makes or participates in making  recommendations  regarding the purchase or sale of securities by the Company;  and any natural  person who controls the Company and who obtains  information concerning recommendations regarding the purchase or sale of securities by the Company.

(h)      "Initial  Public  Offering"  means  an  offering  of  securities  registered  under  the  Securities  Act of  1933
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("Securities  Act"),  the  issuer  of  which,  immediately  before  the  registration,  was not  subject  to the  reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act").

         (i)      "Limited  Offering" is an offering that is exempt from registration  under the Securities Act pursuant to
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Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

         (j)      "Purchase  or sale of a covered  security"  includes  the  writing  of an option  to  purchase  or sell a
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security.

         (k)      "Security  held or to be  acquired"  by the Company  means any covered  security  which,  within the most
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recent  fifteen (15) days, (i) is or has been held by the Company,  or (ii) is being or has been  considered by the Company for purchase by the Company.

I.       Compliance with Governing Laws, Regulations and Procedures
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         All employees of the Company and the  investment  advisor and  distributor  to the Company shall have and maintain knowledge of and shall comply  strictly with all  applicable  Federal and state laws and all rules and  regulations  of any governmental agency or self-regulatory organization governing his or her activities.

         Each employee will be given a copy of the Code of Ethics at the time of his or her employment.

         Each employee shall comply with all laws and regulations  relating to the use of material non-public  information.
Trading on "inside  information"  of any sort,  whether  obtained  in the course of research  activities,  through a client relationship or otherwise, is strictly prohibited.

         All  employees  shall  comply  strictly  with  procedures  established  by the Company to ensure  compliance  with applicable  Federal and state laws and regulations  adopted by  governmental  agencies and  self-regulatory  organizations.
The employees  shall not knowingly  participate  in, assist,  or condone any acts in violation of any statute or regulation governing  securities  matters,  nor any act which would violate any provision of this Code of Ethics, or any rules adopted thereunder.

         Each employee having supervisory  responsibility  shall exercise reasonable  supervision over employees subject to his or her control,  with a view to preventing  any violation by such persons of applicable  statutes or  regulations,  the
Company's procedures or the provisions of the Code of Ethics.

         Any employee  encountering  evidence that acts in violation of applicable statutes or regulations or provisions of the Code of Ethics have occurred shall report such evidence to the Board of Directors (the "Directors") of the Company.

         While the employees of the various  sub-advisors to the Company are not subject to this Code of Ethics  generally, each sub-advisor will provide to the Company and its investment  advisor a copy of the  sub-advisor's  code of ethics,  and will notify the Company and its investment advisor,  no less frequently than quarterly,  of any material violations of such code of ethics.

II.      Confidentiality of Transactions
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         Information  relating to the  Company's  portfolio  and  research and studies  activities  is  confidential  until publicly  available.  Whenever  statistical  information  or  research is supplied to or  requested  by the  Company,  such information  must not be disclosed  to any persons  other than persons  designated  by the  President of the Company or the
Directors.  If the Company is  considering  a particular  purchase or sale of a security for the Company,  this must not be disclosed except to such duly authorized persons.

         Any employee  authorized  to place orders for the purchase or sale of  securities  on behalf of the Company  shall take all steps  reasonably  necessary to provide that all brokerage  orders for the purchase and sale of securities for the account of the Company  will be so executed as to ensure  that the nature of the  transactions  shall be kept  confidential until the  information is reported to the Securities and Exchange  Commission or the Company's  shareholders  in the normal course of business.

         If any employee of the Company or access person  should  obtain  information  concerning  the Company's  portfolio
(including,  the  consideration  by the investment  advisor of acquiring,  or  recommending  any security for the Company's portfolio),  whether in the course of such person's duties or otherwise,  such person shall respect the confidential nature of this  information  and shall not  divulge it to anyone  unless it is  properly  part of such  person's  services  to the
Company to do so or such person is specifically authorized to do so by the President of the Company.

III.     Ethical Standards
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         Every officer and  employee,  in making any  investment  recommendation  or taking any  investment  action,  shall exercise  diligence  and  thoroughness,  and shall have a reasonable  and adequate  basis for any such  recommendations  or action.

         No officer or employee shall undertake independent practice for compensation in competition with the Company.

         The officers,  employees and access persons and their respective affiliates,  shall conduct themselves in a manner consistent  with the highest  ethical  standards.  They shall avoid any action,  whether for personal  profit or otherwise, that  results in an actual or  potential  conflict of  interest,  or the  appearance  of a conflict of  interest,  with the
Company or which may be otherwise detrimental to the interests of the Company.

         No officer,  director or employee shall improperly use for such person's  personal benefit any knowledge,  whether obtained  through such  person's  relationship  with any adviser or  administrator  to the Company,  or  otherwise,  of any investment recommendation made or to be made or of any investment action taken or to be taken by the Company.

         No officer,  director or employee shall disclose any non-public information relating to the Company's portfolio or transactions,  nor shall any officer,  director or employee disclose any non-public information relating to the business or operations of the Company unless properly authorized to do so.

         Any  officer  or  employee  having  discretion  as to  the  selection  of  broker-dealers  to  execute  securities transactions  for the  Company  shall  select  broker-dealers  solely on the basis of the  services  provided  directly  or indirectly by such  broker-dealers  to the Company.  An officer or employee shall not,  directly or  indirectly,  receive a fee or commission from any source in connection with the sale or purchase of any security for the Company.

         In addition,  the Company shall take all actions reasonably calculated to ensure that it engages broker-dealers to transact business with the Company whose partners,  officers and employees,  and their respective affiliates,  will conduct themselves in a manner consistent with the provisions of this Section III.

         Conflicts of interest  generally result from a situation in which an individual has personal interests in a matter that is or may be  competitive  with his  responsibilities  to another  person or entity  (such as the Company) or where an individual  has or may  have  obligations  or  responsibilities  to two or more  persons  or  entities.  In the case of the relationship  between the Company on the one hand,  and its employees and access persons and their  respective  affiliates, on the other hand,  such  conflicts may result from the purchase or sale of  securities  for the account of the Company and for the account of any  affiliated  person or from the  purchase or sale for the  account of the Company of  securities  in which an  access  person or  employee  of the  Company  or his or her  affiliates  has an  interest.  In these  cases,  all potential or actual  conflicts  must be disclosed and the first  preference and priority must be to avoid such conflicts of interest  wherever  possible and, where they  unavoidably  occur,  to resolve them in a manner not  disadvantageous  to the
Company.

IV.      Activities and Transactions of Access Persons
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         (a)      No access person shall  recommend to, or cause or attempt to cause,  the Company to acquire,  dispose of, or hold any security  (including,  any option,  warranty or other right or interest  relating to such security)  which such access person or an affiliate of such access person has direct or indirect  beneficial  ownership  unless the access person shall first  disclose in writing to the  Directors all facts  reasonably  necessary to identify the nature of the ownership of such access person or his or her affiliate in such security.

         (b)      No access person shall  knowingly  purchase or sell any security  which said person  intends to recommend for purchase or sale by the Company until the Company has completed all of its intended trades in said security.

         (c)      No access  person or  affiliate  of such access  person  shall engage in a purchase or sale of a security
(including  any  option,  warrant or other  right or  interest  relating  to such  security)  held or to be acquired by the
Company, other than on behalf of the Company unless such transaction is:

                  (i)      only remotely  potentially harmful to the Company because it would be unlikely to affect trading in or the market value of the security; or

                  (ii)     non-volitional on the part of the access person; or

                  (iii)    clearly  not  related  economically  to a  security  to be  acquired,  dispose of or held by the
Company; or

                  (iv)     in light of all relevant facts and circumstances, otherwise not disadvantageous to the Company.

         (d)      In order to ensure  compliance  with Section IV(c)  hereof,  but subject to the  exceptions  set forth in
Section IV(f) hereof,  no access person or affiliate of an access person shall knowingly  engage in a purchase or sale of a security held or to be acquired by the Company  (other than on behalf of the Company)  without first  obtaining the written authorization  of the Directors or the designated  compliance  officer.  Such  transactions  shall not be authorized by the
Directors or the designated  compliance  officer,  unless it or he shall  determine,  in its or his  discretion,  that such transactions  would be  permissible  under Section IV(c) in terms of their effect on the Company or are  non-volitional  on the part of the access person.

         (e)      If, in compliance  with the limitations and procedures set forth in this Section IV, any access person or an affiliate of such person shall engage in a purchase or sale of a security  held or to be acquired by the Company,  first preference  and  priority  must be given to any  transactions  which  involve the  Company,  and the Company  must have the benefit of the best price obtainable on acquisition and the best price obtainable on disposition of such securities.

         (f)      If, as a result of fiduciary  obligations to other persons or entities,  and access person  believes that such person or an affiliate  of such person is unable to comply with certain  provisions  of the Code,  such access  person shall so advise the Directors or the designated  compliance officer in writing,  setting forth with reasonable  specificity the nature of such fiduciary  obligations  and the reasons why such access person  believes such person is unable to comply with any such provisions.  The Directors or the designated  compliance  officer may, in its or his discretion,  exempt such access person or an affiliate of such person from any such  provisions,  if it/he shall determine that the services of such access  person are valuable to the Company and the failure to grant such  exemptions  is likely to cause such access person to be unable to render  services to the Company.  Any access person  granted an exemption  (including,  an exception for an affiliate of such person),  pursuant to this Section IV(f) shall,  within three  business days after engaging in a purchase or sale of a security held or to be acquired by a client,  furnish the Directors or the designated  compliance officer with a written report concerning such transaction, setting forth the information specified in Section V(c) hereof.

         (g)      From time to time,  directors,  officers or employees of the Company may  establish  special or "insider"
relationships  with one or more issuers of securities  (i.e.,  the director,  officer or employee may become and officer or director of an issuer,  a member of a creditors  committee which engages in material  negotiations  with an issuer,  etc.).
In such cases,  the Directors or the designated  compliance  officer of the Company may include such issues on a restricted list  containing  the names of issuers whose  securities  are not eligible for purchase or sale by the Company or by access persons.

V.       Reporting Procedures
         --------------------

         (a)      Except as provided in Section V(e) hereof,  each person  shall within ten days of their  initially  being identified as an access person report to the Directors or the designated  compliance  officer the information  described in
Section  V(d)  hereof  with  respect to all  Covered  Securities  in which such  access  person had any direct or  indirect beneficial  ownership as of the date of such  identification  (whether or not any such Covered  Security is a security held or to be acquired by the Company) ("Initial Report");  provided,  however, that such Initial Report may contain a statement
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that the  report  shall not be  construed  as an  admission  by the person  making  such  report  that he has any direct or indirect beneficial ownership in the security to which the report relates.

         (b)      Except as provided by Section V(e)  hereof,  every  access  person  shall report to the  Directors or the designated  compliance  officer the  information  described  in Section  V(c) hereof with  respect to  transactions  in any
Covered  Security  in which such  access  person has,  or by reason of such  transaction  acquires,  any direct or indirect beneficial  ownership in the security  (whether or not such  security is a covered  security  held or to be acquired by the
Company);  provided,  however,  that such report may  contain a  statement  that the report  shall not be  construed  as an
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admission  by the person  making such report that he has any direct or indirect  beneficial  ownership  in the  security to which the report relates;  and, provided,  however, that no report is required if such person is not an "interested person"
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of the Company  within the  meaning of Section  2(a)(19)  of the ICA,  and would be required to make such report  solely by reason of being a Director  and except  where such  Director  knew or, in the ordinary  course of  fulfilling  his official duties as a Director of the Company,  should have known that during the 15-day  period  immediately  preceding or after the date of the  transaction  in a security by the Director,  such  security is or was  purchased or sold,  or  considered  for purchase or sale by the Company.

         (c)      Every  report  required to be made  pursuant to Section V(b) hereof shall be made not later than ten days after the end of the  calendar  quarter  in which the  transaction  to which the report  relates  was  effected,  and shall contain the following information:

                  (i)      The date of transaction,  the title and the number of shares,  and the principal  amount of each security involved;

                  (ii)     The  nature  of the  transaction  (i.e.,  purchase  sale or any  other  type of  acquisition  or
                                                              ----
disposition);

                  (iii)    The price at which the transaction was effected; and

                  (iv)     The name of the broker, dealer or bank with or through whom the transaction was effected.

        (d)      Each access  person shall report to the  Directors or the  designated  compliance  officer  annually the following information, which information must be current as of a date no more than 30 days before the report is submitted:

(i)      The title,  number of shares and  principal  amount of each  Covered  Security in which the access  person had any direct or indirect beneficial ownership; and

(ii)     The name of any broker,  dealer or bank with whom the access person  maintains an account in which any  securities are held for the direct or indirect benefit of the access person.

                  (iii)    A statement that he or she (1) has reviewed and understands  the Code of Ethics,  (2) recognizes that he or she is subject  to it, and (3) if such  access  person was  subject to the Code of Ethics  during the past year, has complied with its requirements, including the requirements regarding reporting of personal securities transactions.

         (e)      Notwithstanding  the  provisions  of Section  V(b) and (c) hereof,  no person shall be required to make a report with  respect to  transactions  effected for any account over which such person does not have any direct or indirect influence or control.

         (f)      All access persons shall direct any brokerage firm, bank or other concern at which the access person has a brokerage account or affiliated brokerage account to supply the Directors or the designated compliance officer, on a timely basis, duplicate copies of the confirmation of all securities transactions in such account and copies of all periodic statements for such account. All access persons, except a Director of the Company who is not an "interested person" of the Company within the meaning of Section 2(a)(19) of the ICA and would not be required to make reports under this Section V solely by reason of being a Director (unless such Director knew, or in the ordinary course of fulfilling his official duties as Director, should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the Director, such security is or was purchased or sold, or considered for purchase or sale by the Company), and such other persons as the Directors shall determine shall promptly inform the Directors or the designated compliance officer of any newly established brokerage account or affiliated brokerage account at any brokerage firm, bank or other concern.

VI.                                                   Pre-approval Procedures
                                                      -----------------------

        (a)      Investment  Personnel,  if any, must obtain prior approval before directly or indirectly  acquiring any beneficial ownership in securities  (such  securities not being limited to Covered  Securities) in an Initial Public Offering  ("IPO")
or a Limited Offering ("LO").

        (b)      All requests  for  pre-approval  shall be directed to the  Directors or to the  designated  compliance  officer to determine whether  purchasing  securities in IPOs or LOs raise the types of conflicts of interest that Rule 17j-1 under the
ICA is designed to address.  Such requests for  pre-approval  shall not be  unreasonably  withheld if it is determined that no such conflicts of interest exist in connection with the purchase.

VII.     Review Procedures
         -----------------

         (a)      The reports  submitted by access persons  pursuant to Sections V(a), (b) and (d) hereof shall be reviewed by the Directors or the designated  compliance  officer,  or such other persons or committees as shall be designated by the
Directors,  in order to  monitor  compliance  with this Code of Ethics.  All  failures  to comply  with this Code of Ethics shall be reported to and reviewed by the Directors.

         (b)      With respect to any violation of this Code of Ethics, the Directors may take any preventive,  remedial or other  action  which it may deem  appropriate.  In  determining  whether or not there has been,  or may be, a  conflict  of interest  between  the Company and any person  subject to this Code of Ethics,  the  Directors  shall  consider  all of the relevant facts and circumstances.

VIII.    Sanctions
         ---------

(a)      Persons  violating  the  provisions  of this Code of Ethics or any rules  thereunder  may be subject to sanctions, which may include,  among other  things,  restrictions  on such  person's  personal  securities  transactions,  a letter of censure, or suspension or termination of the employment of such person.

         (b)      If it is determined  by the  Directors  that a violation of this Code of Ethics has occurred and that the person  violating this Code of Ethics has purchased or sold a security at a more  advantageous  price than that obtained by the Company,  the Company shall be entitled to the more  advantageous  price.  The price  adjustment paid by such person to the  Company  shall be  limited  to the  lesser of the  number of shares  purchased  or sold by the person or the number of shares  purchased or sold by the Company.  If this cannot be  consummated,  then the Directors shall take such other course of action as it may deem appropriate.